Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
JUNE SALES RESULTS
New Albany, Ohio, July 8, 2010: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $277.3 million for the five-week period ended July 3, 2010, a 23% increase from net sales of $225.9 million for the five-week period ended July 4, 2009. June comparable store sales increased 9%. For the fiscal month, total Company direct-to-consumer net merchandise sales increased 62% to $26.1 million. For the fiscal month, total Company international net sales, including direct-to-consumer net sales, increased 88% to $49.4 million.
Year-to-date, the Company reported net sales of $1.163 billion, a 15% increase from net sales of $1.007 billion last year. Comparable store sales increased 3% for the year-to-date period. Year- to-date, total Company direct-to-consumer net merchandise sales increased 44% to $114.1 million. Year-to-date, total Company international net sales, including direct-to-consumer net sales, increased 95% to $205.2 million.
Additional information regarding sales for fiscal June can be found in a pre-recorded message accessible by dialing (800) 395-0662, or, internationally, by dialing (402) 220-1262.
June 2010 Highlights
•	Total Company net sales, including direct-to-consumer net sales, increased 23%
•	Total Company domestic net sales, including direct-to-consumer net sales, increased 14%
•	Total Company international net sales, including direct-to-consumer net sales, increased 88%
•	Total Company comparable store sales increased 9%
•	Total Company direct-to-consumer net merchandise sales increased 62%
•	Abercrombie & Fitch comparable store sales increased 10%
•	abercrombie kids comparable store sales increased 14%
•	Hollister Co. comparable store sales increased 7%
At fiscal month end, the Company operated a total of 1,095 stores. The Company operated 339 Abercrombie & Fitch stores, 202 abercrombie kids stores, 507 Hollister Co. stores and 16 Gilly Hicks stores in the United States. The Company also operated six Abercrombie & Fitch stores, four abercrombie kids stores and 21 Hollister Co. stores internationally. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: general economic and financial conditions could have a material adverse effect on the Company’s business, results of operations and liquidity; loss of the services of skilled senior executive officers could have a material adverse effect on the Company’s business; ability to hire, train and retain qualified associates could have a material adverse effect on the Company’s business; equity-based compensation awarded under the employment agreement with the Company’s Chief Executive Officer could adversely impact the Company’s cash flows, financial position or results of operations and could have a dilutive effect on the Company’s outstanding Common Stock; failure to anticipate, identify and respond to changing consumer preferences and fashion trends in a timely manner could cause the Company’s profitability to decline; unseasonable weather conditions affecting consumer preferences could have a material adverse effect on the Company’s business; disruptive weather conditions affecting the consumers’ ability to shop could have a material adverse effect on the Company’s business; the Company’s market share may be adversely impacted at any time by a significant number of competitors; the Company’s international expansion plan is dependent on many factors, any of which could delay or prevent successful penetration into new markets and strain its resources; the Company’s growth strategy relies on the addition of new stores, which may strain the Company’s resources and adversely impact current store performance; the Company may incur costs related to store closures; availability and market prices of key raw materials could have a material adverse effect on the Company’s business and results of operations; the interruption of the flow of merchandise from key vendors and international manufacturers could disrupt the Company’s supply chain; the Company does not own or operate any manufacturing facilities and therefore depends upon independent third parties for the manufacture of all its merchandise; the Company’s reliance on two distribution centers domestically located in the same vicinity, and one distribution center internationally, makes it susceptible to disruptions or adverse conditions affecting its distribution centers; the Company’s reliance on third parties to deliver merchandise from its distribution centers to its stores and direct-to-consumer customers could result in disruptions to its business; the Company’s development of new brand concepts could have a material adverse effect on the Company’s financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact financial results; the Company’s net sales and inventory levels fluctuate on a seasonal basis, causing its results of operations to be particularly susceptible to changes to back-to-school and holiday shopping patterns; the Company’s ability to attract customers to its stores depends heavily on the success of the shopping centers in which they are located; comparable store sales will continue to fluctuate on a regular basis; the Company’s net sales are affected by direct-to-consumer sales; the Company may be exposed to risks and costs associated with credit card fraud and identity theft; the Company’s litigation exposure could exceed expectations, having a material adverse effect on the Company’s financial condition or results of operations; the Company’s failure to adequately protect its trademarks could have a negative impact on its brand image and limit its ability to penetrate new markets; the Company’s unsecured credit agreement includes financial and other covenants that impose restrictions on its financial and business operations; changes in taxation requirements could adversely impact financial results; the Company’s inability to obtain commercial insurance at acceptable prices or failure to adequately reserve for self-insured exposures might increase expense and adversely impact financial results; modifications and/or upgrades to information technology systems may disrupt operations; the Company could suffer if the Company’s computer systems are disrupted or cease to operate effectively; effects of political and economic events and conditions domestically, and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war could have a material adverse effect on the Company’s business; potential disruption of the Company’s business due to the occurrence of, or fear of, a health pandemic could have a material adverse effect on the Company’s business; changes in the regulatory or compliance landscape could adversely effect the Company’s business or results of operations; and the Company’s operations may be effected by greenhouse emissions and climate change.
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